Kinetic Concepts to
Kinetic Concepts to
Acquire LifeCell
Acquire LifeCell
Creating a Platform
for Accelerated Growth
and Continued Innovation
Monday, April 7, 2008
9:00 a.m. EDT
Web Cast Presentation
Exhibit 99.2

2 2
Important Information
The tender offer described herein has not yet been commenced. The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell securities of LifeCell.  At the time the tender offer is commenced, Kinetic Concepts, Inc. (KCI) and its wholly-owned subsidiary intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and LifeCell intends to file a Solicitation/Recommendation
Statement on Schedule 14D-9 with respect to the tender offer. KCI, its wholly-
owned subsidiary and LifeCell intend to mail these documents to the stockholders of LifeCell. These documents will contain important information about the tender offer, and stockholders of LifeCell are urged to read them carefully when they become available. Stockholders of LifeCell will be able to obtain a free copy of these documents (when they become available) and other documents filed by LifeCell or KCI with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from by contacting the companies at the address specified on the Investor
Relations section of their respective websites.

3 3
Disclosure Regarding Forward
Looking Statements
Statements presented which are not historical facts, including, but not limited to, those relating to revenue growth, financial targets, product and marketing prospects, and product demand, are forward-looking statements and are subject to a variety of risks and uncertainties.
Many factors could cause actual results to differ materially from those stated or projected. Additional information concerning these factors is contained in the Company’s filings with the Securities and
Exchange Commission.
The statements made in this presentation reflect facts and circumstances as of April 7, 2008 and the Company does not undertake any duty to update any statement, including any forward-looking statement, unless required by law.

4 4 Catherine M. Burzik President and Chief Executive Officer Kinetic Concepts, Inc.

5 5
KCI’s Strategic Vision
A Growth-Oriented, Diversified, Global
Medtech Leader with Best-in-Class
Therapeutic Platforms
Enhance leadership position in large, underserved
markets
Rapidly commercialize innovative technologies to meet
unmet clinical needs
Sustain growth through global market leadership
Diversify revenues along multiple technology platforms
Increase shareholder value
Strategic Priorities:

6 6 6 6
LifeCell Acquisition Rationale
AlloDerm is the “Gold Standard” in Tissue Regeneration
Strattice™
(Reconstructive Tissue Matrix) is the next generation
growth platform
Proven proprietary technology
Meaningfully addresses revenue concentration
Enhances revenue and earnings growth momentum
Combines proven innovators with demonstrated track records
Best-in-class technologies combine for superior clinical outcomes
Substantial opportunities in the O.R. via new relationships
Ability to leverage KCI’s global infrastructure
Technology
Technology
Leader in
Leader in
Large Growth
Large Growth
Market
Market
Diversification
Diversification
Attractive
Attractive
Combined
Combined
Opportunity
Opportunity
LifeCell is the right strategic fit with KCI’s vision and provides new technology and a complementary business platform for growth

7 7 7 7
LifeCell at a Glance
LifeCell is the leader in the Tissue Regeneration market, with a proven ability to develop and commercialize advanced
biological products made from human and animal dermis
Repair and
Reconstruction
Market
Orthopedics
6%
Urogynecology
Other
12%
Market leader in high growth
segments
70%+ share of U.S. hernia
repairs using biologics
90%+ share of U.S. breast
reconstructions using biologics
Strong historical revenue and
earnings growth profile
Strattice product expected to drive
future growth and profitability
LifeCell Overview 2007A Revenue: $191mm
78%
4%

8 8
Meaningful Revenue Diversification
Negative Pressure
Technology Platform
80%
Negative Pressure
Technology Platform
71%
Therapeutic Support
Systems
20%
Therapeutic Support
Systems
18%
LifeCell
11%
Pro Forma 2007 Revenue Profile
Pro Forma 2007 Revenue Profile

9 9
Compelling Operational Synergies
Leverage LifeCell’s sales force to deliver current and
planned KCI products in the Operating Room
Utilize KCI’s sales force to deliver LifeCell products in
unserved markets, such as in the treatment of chronic
wounds
Leverage and expand KCI’s international
infrastructure to launch LifeCell’s new Strattice
technology in Europe

10 10 Existing Product Synergies Today the products are used together to manage complex clinical situations

11 11
Technological Synergies
Superior Tissue Repair and Regeneration
Superior Tissue Repair and Regeneration
Negative Pressure
Negative Pressure
Technology Platform
Technology Platform
Regeneration
Regeneration
Tissue Matrix
Tissue Matrix
Create Optimal Healing
Create Optimal Healing
Environment
Environment
Reduce Fluid Build Up
Reduce Fluid Build Up
Rapid Revascularization
Rapid Revascularization
Minimize Inflammation
Minimize Inflammation
Speed Cellular Repopulation
Speed Cellular Repopulation
and Remodeling
and Remodeling

12 12
Global Growth Strategy
U.S., Canada,
Germany, Austria,
Switzerland, Denmark
Japan, China,
India, Middle
East
U.K., Italy, France, Spain,
S. Africa, Norway, Sweden,
Finland, Australia,
Singapore, S. Korea
KCI Maintains an Expanding Global Market Presence
KCI Maintains an Expanding Global Market Presence

13 13 Paul Thomas Chairman, President and Chief Executive Officer LifeCell

14 14 Marty Landon Sr. Vice President and Chief Financial Officer Kinetic Concepts, Inc.

15 15 Basic Transaction Terms $1.7 billion in cash $51.00 per share of LifeCell stock By end of Q2 2008 Purchase Purchase Price Price Consideration Consideration Estimated Estimated Closing Closing

16 16
Compelling Financial Profile
Meaningful
Meaningful
Revenue
Revenue
Diversification
Diversification
Accelerated
Accelerated
Revenue &
Revenue &
Earnings
Earnings
Momentum
Momentum
Improved
Improved
Margin Profile
Margin Profile
~ $200 million revenue base in
$1B+ tissue regeneration market
2007 revenue growth of ~ 35% with
highly anticipated Strattice
introduction in 2008
2007 EPS growth ~ 35%
Enhances an already strong
margin structure

17 17
Strong Post Closing Balance Sheet
Manageable
Manageable
Leverage
Leverage
Level
Level
Rapid
Rapid
Delevering
Delevering
Strategy
Strategy
Pro forma leverage of ~ 2.9x
EBITDA at closing
Strong cash flow reduces
leverage below 1.0x EBITDA in 2010

18 18
Brief Dilution Period Provides
Rapid Value Creation
Cash EPS
Cash EPS
GAAP EPS
GAAP EPS
Becomes accretive in 2009
Significantly accretive 2010
and thereafter
Becomes accretive in 2010
Significantly accretive 2011
and thereafter

19 19 Catherine M. Burzik President and Chief Executive Officer Kinetic Concepts, Inc.

20 20
Summary
Substantial revenue growth and diversification
Combines market leaders with best-in-class
technologies
Opportunity for O.R. Penetration
Expand LifeCell platform to KCI’s U.S.
hospital relationships
Drive international penetration through
KCI’s global infrastructure
Combined product development pipelines
will create new clinical solutions

21 21 Question and Answer